Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 16, 2002

TBA Entertainment Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	0-22582	62-1535897
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

16501 Ventura Boulevard, Suite 601, Encino, California 91436
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

Registrant’s Telephone Number, Including Area Code: (818) 728-2600

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Item 4. Changes in Registrant’s Certifying Accountant.
Item 7. Financial Statements and Exhibits.
SIGNATURES

Item 4. Changes in Registrant’s Certifying Accountant.

     Effective August 16, 2002, TBA Entertainment Corporation (the “Company”) engaged BDO Seidman, LLP (“BDO”), as its independent public certified accountants. During the two (2) most recent fiscal years and the period of January 1, 2002 through August 16, 2002, neither the Company (nor anyone on behalf of the Company) consulted BDO regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was the subject of a disagreement or a reportable event; and such matters were not an important factor in reaching a decision to engage BDO as the Company’s independent certified public accountants.

Item 7. Financial Statements and Exhibits.

(C)	Exhibits.

None

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBA ENTERTAINMENT CORPORATION

Date: August 19, 2002	By:	/s/ Thomas Jackson Weaver III

	Name:	Thomas Jackson Weaver III
	Title:	Chief Executive Officer

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